UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 10, 2009

OSCIENT PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-10824	04-2297484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Winter Street, Suite 2200

Waltham, Massachusetts 02451

(Address of principal executive offices, including zip code)

(781) 398-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03. BANKRUPTCY OR RECEIVERSHIP.

On July 13, 2009 Oscient Pharmaceuticals Corporation (“Oscient”) and its wholly owned subsidiary, Guardian II Acquisition Corporation (“Guardian”), each filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Massachusetts, Case No. 09-16576. Oscient and Guardian will continue to manage and operate their businesses and assets during the pendency of the bankruptcy case, subject to the supervision of the Bankruptcy Court.

In conjunction with the filing, Oscient and Guardian are seeking customary authority from the Bankruptcy Court that will enable them to continue operations and deliver products to customers in the ordinary course of business and without interruption.

The companies currently sell two products, ANTARA (fenofibrate) capsules, which is a cardiovascular product indicated for the adjunct treatment of hypercholesterolemia (high blood cholesterol) and hypertriglyceridemia (high triglycerides) in combination with diet, and FACTIVE (gemifloxacin mesylate) tablets, which is a fluoroquinolone antibiotic indicated for the treatment of acute bacterial exacerbations of chronic bronchitis and community-acquired pneumonia of mild to moderate severity.

In connection with the filing Oscient entered into an agreement with a subsidiary of Cornerstone Therapeutics Inc. for the sale of assets related to FACTIVE. Under the terms of the agreement, Cornerstone will pay Oscient $5 million plus the value of FACTIVE inventory at closing and a royalty of 15% on Cornerstone’s sales of FACTIVE, less certain adjustments, through the fifth anniversary of the closing date. The sale is subject to customary closing conditions, approval of the Bankruptcy Court and the conduct of a Bankruptcy Court supervised auction process in which Oscient will seek competing bids to achieve the highest price possible for the FACTIVE assets.

Oscient and Guardian are continuing to explore strategic alternatives, which include seeking a buyer for the ANTARA product and other assets.

It is Oscient’s belief that there will be no value for the common stockholders in the bankruptcy liquidation process. Stockholders of a company in Chapter 11 generally receive value only if all claims of the company’s secured and unsecured creditors are fully satisfied. Oscient believes all such claims will not be fully satisfied.

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On July 10, 2009 Oscient received a letter from NASDAQ notifying it that its common stock will be de-listed from the Nasdaq Stock Market effective July 21, 2009 for failure to pay certain fees required by listing Rule 5210(d). At this time, the Company does not intend to appeal the decision and expects that the Company’s common stock will be de-listed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSCIENT PHARMACEUTICALS CORPORATION

By:	/s/ Philippe M. Maitre
Name:	Philippe M. Maitre
Title:	Executive Vice President & Chief Financial Officer

Date: July 13, 2009